SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 10, 2008 (March 6, 2008)
BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
389-A Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)
(615) 844-1280
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 6, 2008, BioMimetic Therapeutics, Inc. (the “Company”) issued a press release announcing highlights from its investor and analyst meeting which was held on Thursday, March 6 and providing updates on enrollment in its U.S. and European pivotal clinical trials with GEM OS1 for the treatment of foot and ankle fusions and an update regarding the filing of a Device License Application for GEM OS1 in Canada. The press release is attached hereto as Exhibit 99.1 and certain slides from the Investor and Analyst Meeting are attached hereto as Exhibit 99.2. In addition, on March 6, 2008 as part of the annual meeting of the Academy of Orthopedic Surgeons, one of the Company’s clinical investigators, Dr. Christopher DiGiovanni provided an update of data from the Company’s US Pivotal and Canadian registration trials for GEM OS1. Certain slides from Dr. DiGiovanni’s presentation are attached hereto as Exhibit 99.3 which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Number	Exhibit

99.1	Press Release dated March 6, 2008.

99.2	Certain slides from the Investor and Analyst Meeting

99.3	Certain slides from the presentation by Christopher W. DiGiovanni, MD
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas

Name:	Earl Douglas
Title:	General Counsel
Date: March 10, 2008